Exhibit 10.8

April 29, 2011

The Investors party to the

Purchase Agreement referred to below

Ladies and Gentlemen:

This Agreement (this “Agreement”) is being delivered to you in connection with the proposed purchase agreement (as such agreement may hereafter be amended from time to time, the “Purchase Agreement”) to be entered into by Power Solutions International, Inc., a Nevada corporation (the “Company”), and the investors named therein (the “Investors”), which, among other things, provides for the issuance and sale by the Company of certain of its securities to the Investors. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

As a condition to the Investors’ willingness to enter into the Purchase Agreement, the Investors have required that the undersigned enter into this Agreement. In order to induce the Investors to enter into the Purchase Agreement, the undersigned hereby agrees that, it will not, other than in connection with the Merger and the Stock Repurchase, during the period commencing on the date of the Purchase Agreement and ending on the earlier of (i) the termination thereof and (ii) 180 days after the Effective Date (the “Lock-Up Period”), (1) offer, hypothecate, pledge, sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any shares of Common Stock or any securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exercisable or exchangeable for, or any warrants or other rights to purchase, the foregoing (including, without limitation, the Series A Preferred Stock), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or Series A Preferred Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Series A Preferred Stock or other securities, in cash or otherwise or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing sentence shall not apply to (a) the Purchase and Sale Agreement, dated as of April 29, 2011, by and between Gary Winemaster and Thomas Somodi, and the transfers of Common Stock as contemplated thereby or (b) transfers of shares of Common Stock or any security convertible into Common Stock (including, without limitation, the Series A Preferred Stock) as a bona fide gift, by will or intestacy or to a member of the “immediate family” (as defined below) of the undersigned or to a family partnership or trust for the benefit of the undersigned and/or one or more members of the immediate family of the undersigned or to any other person who is, or is to become, an officer, director or other affiliate of the Company; provided that in the case of any transfer or distribution pursuant to clause (b) each donee, distributee or other transferee shall agree in writing to be bound by the terms of this agreement with respect to any securities so transferred. The undersigned hereby waives any rights the undersigned may have to require registration of Common Stock during the Lock-Up Period. In addition, the undersigned agrees that it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (including, without limitation, the Series A Preferred Stock). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock or Series A Preferred Stock except in compliance with the foregoing restrictions. As used herein, “immediate family” shall mean the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, or any other security exchangeable or exercisable for, or convertible into, Common Stock, provided that any Common Stock acquired on such exercise or exchange will be subject to the restrictions provided for in this agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1 plan” at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock within the Lock-Up Period); provided that no sales or transfers may be made under such plan until the Lock-Up Period ends or this agreement is terminated in accordance with its terms.

The undersigned acknowledges that the Investors are relying upon this agreement in entering into the Purchase Agreement and consummating the transactions contemplated thereby. No amendment, modification or waiver of the terms of this Agreement shall be effective unless consented to by the Required Investors in writing.

The undersigned acknowledges that if the undersigned fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Investors for which money damages would not be an adequate remedy. In such event, the undersigned agrees that each Investor shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, should any Investor institute an action or proceeding seeking specific enforcement of the provisions hereof, the undersigned hereby waives the claim or defense that such Investor has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

(Name)

(Address)